UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 31, 2012 (May 24, 2012)

COVENTRY HEALTH CARE, INC.

(Exact name of registrant as specified in its charter).

Delaware	1-16477	52-2073000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6720-B Rockledge Drive, Suite 700, Bethesda, Maryland 20817

(Address of principal executive offices) (Zip Code)

(301) 581-0600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre–commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre–commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02.        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)	Resignation of Kevin P. Conlin

On May 29, 2012 (the “Resignation Date”), Kevin Conlin resigned as Executive Vice President, Networks and Medical Management of Coventry Health Care, Inc. (the “Company”). In connection with his resignation, the Company and Mr. Conlin entered into a Separation Agreement and Release (the “Agreement”) setting forth the terms of Mr. Conlin’s departure from the Company. Under the terms of the Agreement, Mr. Conlin resigned from all active services as an employee as of the Resignation Date. In addition, Mr. Conlin is entitled to receive a lump sum payment equal to $75,000 and a release from the Company for any obligation on the part of Mr. Conlin to repay any relocation expenses associated with his initial hiring. The Agreement also includes a one-year non-compete commencing as of the Resignation Date and a release by Mr. Conlin of any claims he may have against the Company.

The above summary is qualified in its entirety by reference to the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

(c)	Appointment of Michael D. Bahr as Chief Operating Officer

Effective May 25, 2012, the Company appointed Michael D. Bahr, age 53, an Executive Vice President of the Company, to the position of Chief Operating Officer of the Company.

Mr. Bahr was elected Executive Vice President of the Company in August 2009. From September 2003 to September 2009, he was President and Chief Executive Officer of the Company’s Utah health plan. Mr. Bahr is an associate of the Society of Actuaries and a member of the American Academy of Actuaries.

(e)	Grant of Performance Share Units

On May 24, 2012, the Company granted performance share unit (“PSU”) awards to named executive officers Randy P. Giles and Michael D. Bahr in the amounts of 33,522 and 61,458, respectively, pursuant to the Company’s Amended and Restated 2004 Incentive Plan (the “Plan”). Pursuant to the Award Agreement (as defined below), Messrs. Giles and Bahr are eligible to receive a number of PSUs ranging from 0% to 150% of the initial grant amount.

The PSUs represent hypothetical shares of the Company’s common stock. The holders of PSUs have no rights as shareholders with respect to the shares of the Company’s common stock to which the awards relate. The PSUs will (a) be earned based upon the Company’s achievement of certain aggregate earnings per share and cumulative revenue growth goals for the 2012-2013 period ending December 31, 2013, (b) to the extent earned, vest in equal 1/3 increments on December 31, 2013, December 31, 2014 and December 31, 2015, and (c) to the extent vested, be payable if the award recipient is actively and continuously employed with the Company up to and including the date the awards are paid out. Generally, all such awards that vest will be paid in a dollar amount equal to the number of vested PSUs multiplied by the average closing price of the Company’s common stock for the trading days from December 15 of the year of the applicable vesting date through January 15 of the year following the applicable vesting date, minus any withholding for taxes.

If the holder of PSUs terminates service as an employee of the Company for any reason, all PSUs not yet vested and paid will be forfeited, unless such termination is the result of death or Disability (as defined in the Plan), in which case all the earned but unvested PSUs will immediately vest. In the event of a Change in Control (as defined in the Plan) on or before December 31, 2013, 100% of the original grant of the PSUs will vest as of the date the Change in Control is deemed to have occurred, and, in the event of a Change in Control of the Company after December 31, 2013, all earned but unvested PSUs will vest as of the date the Change in Control is deemed to have occurred.

The above summary is qualified in its entirety by reference to the Company’s form of 2012 PSU award agreement (the “Award Agreement”), which is filed as Exhibit 10.2 to this Current Report on Form 8-K.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01        Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description of Exhibit
10.1	Separation Agreement and Release dated May 29, 2012, by and between Kevin Conlin and Coventry Health Care, Inc.
10.2	Form of 2012 Performance Share Units Award Agreement.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

COVENTRY HEALTH CARE, INC.

By:	/s/ John J. Ruhlmann
John J. Ruhlmann
Senior Vice President and Corporate Controller

Dated:	May 31, 2012

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.1	Separation Agreement and Release dated May 29, 2012, by and between Kevin Conlin and Coventry Health Care, Inc.
10.2	Form of 2012 Performance Share Units Award Agreement.